Exhibit 99.1

               PERICOM SEMICONDUCTOR CONTINUES BUSINESS TRANSITION

    SAN JOSE, Calif., Feb. 23 /PRNewswire-FirstCall/ -- Pericom Semiconductor Corporation (Nasdaq: PSEM) today announced additional cost reductions as the Company concludes its program to outsource more manufacturing to Asia based subcontractors which will increase responsiveness and reduce cost. Additionally, seventeen months after the acquisition of SaRonix the integration is essentially complete and efficiencies have been achieved allowing for further expense reductions. As a result of this action, the company expects to reduce costs in excess of $1.2 million annually while reducing its workforce by about 25 employees. The company will take a restructuring charge in the March 2005 quarter of up to $250,000 to cover severance and other costs related to the transition.

    Alex Hui, President and CEO of Pericom said, "This marks the conclusion of our program to migrate volume manufacturing activities offshore. We have also realized additional cost savings associated with the completed integration of SaRonix after consolidating to a single Enterprise Information Technology system. We have also re-aligned our sales and marketing organizations to drive and support planned shifts in our product mix and expansion of our served markets. We will selectively add resources as necessary to staff the organization to execute our strategy. We view these activities as necessary and positive refinements to our on-going program addressing how we best serve our global customer base."

    Pericom Semiconductor Corporation offers customers worldwide the industry's most complete silicon and quartz based solutions for the Computing, Communications, and Industrial market segments. Our broad portfolio of leading-edge analog, digital, and mixed-signal integrated circuits and SaRonix frequency control products are essential in the timing, transferring, routing, and translating of high-speed signals as required by today's ever-increasing speed and bandwidth demanding applications. Company headquarters are in San Jose, California, with design centers and sales offices located globally. http://www.pericom.com .

    This press release contains forward-looking statements as defined under The Securities Litigation Reform Act of 1995. Forward-looking statements in this release include statements regarding that outsourcing manufacturing to Asia will increase responsiveness and reduce costs, that we will have expected savings in excess of $1.2 million annually from the reduction in force, that restructuring costs associated with the reduction in force will be up to $250,000, that our capabilities will not be harmed by this reduction, and that the Company will be successful in it's efforts to realign its organization to successfully execute it's strategy. The company's actual results could differ materially from what is set forth in such forward-looking statements due to a variety of risk factors, including the possibility that the anticipated cost reduction from the workforce reduction will be less than anticipated as a

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result of unexpected costs from the reduction, the possibility of economic or financial difficulties experienced by our suppliers, or technological and market changes. Although Pericom believes that its expectations are based on reasonable assumptions, it can give no assurance that anticipated results will occur. All forward-looking statements included in this document are made as of the date hereof, based on information available to the company as of the date hereof, and Pericom assumes no obligation to update any forward-looking statements. Parties receiving this release are encouraged to review our annual report on Form 10-K/A for the year ended June 30, 2004 and, in particular, the risk factors sections of this filing.

SOURCE  Pericom Semiconductor Corporation
    -0-                             02/23/2005
    /CONTACT: Mike Craighead, VP/Chief Financial Officer of Pericom Semiconductor Corporation, +1-408-435-0800, or fax, +1-408-435-1100/
    /Web site:  http://www.pericom.com /
_